KOBREN MODERATE GROWTH FUND
SAMPLE TOTAL RETURN COMPUTATION

Fiscal period from commencement of operations on December 24, 1996 through April 30, 1997.

i.       Assumed investment of $10,000.

ii. Divide assumed investment by initial offering price to ascertain number of shares:

                           $10,000 / $10 = 1000 shares

iii.     Multiply shares by per share dividend/distributions:

                           0 x 1000 = 0

iv.      Divide dividend/distribution amount by offering price for reinvestment:

                           0 / 10.00 = 0 shares

v.       Shares now total 1,000 + 0 or 1,000.00 shares

vi. Multiply 04-30-97 per share redemption price by total shares to find redemption value:

                           $10.38 x 1,000.00 = $10,380.00

vii.     Subtract initial investment to find total return for period:

                           $10,380.00 - $10,000 = $380.00

viii. Divide total return by initial investment to find rate of return for period:

                           $380.00 / $10,000 = 3.80%

KOBREN MODERATE GROWTH FUND
SAMPLE TOTAL RETURN COMPUTATION

Fiscal period from commencement of operations on December 30, 1996 through April 30, 1997.

i.       Assumed investment of $10,000.

ii. Divide assumed investment by initial offering price to ascertain number of shares:

                           $10,000 / $10 = 1000 shares

iii.     Multiply shares by per share dividend/distributions:

                           0 x 1000 = 0

iv.      Divide dividend/distribution amount by offering price for reinvestment:

                           0 / 10.38 = 0 shares

v.       Shares now total 1,000 + 0.00 or 1,000.00 shares

vi. Multiply 04-30-97 per share redemption price by total shares to find redemption value:

                           $10.38 x 1,000 = $10,380.00

vii.     Subtract initial investment to find total return for period:

                           $10,380.00 - $10,000 = $380.00

viii. Divide total return by initial investment to find rate of return for period:

                           $380.00 / $10,000 = 3.80%

KOBREN CONSERVATIVE ALLOCATION FUND
SAMPLE TOTAL RETURN COMPUTATION

Fiscal period from commencement of operations on December 30, 1996 through April 30, 1997.

i.       Assumed investment of $10,000.

ii. Divide assumed investment by initial offering price to ascertain number of shares:

                           $10,000 / $10 = 1000 shares

iii.     Multiply shares by per share dividend/distributions:

                           .0510 x 1000 = 51.00

iv.      Divide dividend/distribution amount by offering price for reinvestment:

                           51.00 / 10.24 = 4.98 shares

v.       Shares now total 1,000 + 4.98 or 1,004.98 shares

vi. Multiply 04-30-97 per share redemption price by total shares to find redemption value:

                           $10.24 x 1,004.98 = $10,291.00

vii.     Subtract initial investment to find total return for period:

                           $10,291.00 - $10,000 = $291.00

viii. Divide total return by initial investment to find rate of return for period:

                           $291.00 / $10,000 = 2.91%